EXHIBIT 10.1


                                 LOAN AGREEMENT


DATE:     November 17, 1994

PARTIES:  Borrower:      HEFTLER REALTY CO.,
                         a Florida corporation

          Borrower       9450 Sunset Drive
          Address:       Miami, Florida  33173

          Bank:          BANK ONE, ARIZONA, NA,
                         a national banking association

          Bank Address:  Post Office Box 29542
                         Phoenix, Arizona  85038
                         Attention:  Real Estate Finance Division
                         Facsimile No.: (602) 221-1372

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

     SCHEDULE OF TERMS.

     2. Commitment Amount: $10,000,000.00, as the same may be reduced from time to time pursuant to Sections 3.1.2, 3.1.3 and 3.1.4.

          Maximum Allowed Advances:

               (i) With respect to each parcel of Raw Land upon which construction of Improvements has commenced, the lesser of (A) fifty percent (50%) of the Raw Land Costs of such parcel, plus fifty percent (50%) of the Development Costs related to such parcel or (B) sixty-five percent (65%) of the respective Raw Land/If Improved Appraised Value for Raw Land in Florida or seventy percent (70%) of the respective Raw Land/If Improved Appraised Value for Raw Land in Arizona;

               (ii) With respect to each Improved Lot, the lesser of (A) sixty-five percent (65%) of the respective Lot Costs for each Improved Lot in Florida or seventy percent (70%) of the respective Lot Costs for each Improved Lot in Arizona, or (B) sixty-five percent (65%) of the respective Improved Lot Appraised Value for each Improved Lot in Florida or seventy percent (70%) of the respective Improved Lot Appraised Value for each Improved Lot in Arizona;

               (iii) With respect to each Presold Unit, the lesser of (A) eighty percent (80%) of the respective Unit Base Appraised Value for each Presold Unit in Arizona or seventy-five percent (75%) of the respective Unit Base Appraised Value for each Presold Unit in Florida, or (B) eighty percent (80%) of the sales price in the respective Purchase Contract for each Presold Unit in Arizona or seventy-five percent (75%) of the respective Purchase Contract for each Presold Unit in Florida, or (C) ninety (90%) of the respective Unit Total Costs;

               (iv) with respect to each Spec Unit, the lesser of (A) seventy-five percent (75%) of the respective Unit Base Appraised Value, or (B) ninety percent (90%) of the respective Unit Total Costs;

               (v) with respect to each Model Unit, the lesser of (A) seventy percent (70%) of the respective Unit Base Appraised Value, or (B) ninety percent (90%) of the respective Unit Total Costs;

          provided, however, that the Maximum Allowed Advance, as so determined, may be adjusted from time to time by Bank pursuant to any applicable Reclassification Adjustment, Term Adjustment, Presold Adjustment, Model Adjustment, Spec Adjustment, or Raw Land Adjustment.

          Title Company: FIRST AMERICAN TITLE INSURANCE COMPANY, a
                         California corporation.

          Unit Completion Date: Twelve (12) Calendar Months after such Unit first constitutes Eligible Collateral

     3.3.1 Each of the Persons listed on a signature authorization form executed by Borrower and delivered to Bank from time to time, and approved by Bank. Initially, each of the Persons listed on Exhibit A acting alone is authorized to request Advances.

     3.4.1 Commitment Fee: Five-eighths of one percent (.625%) per annum of the Commitment Amount.

               Quarterly Loan Fee: Five-eighths of one percent (.625%) per annum of the Commitment Amount.

     3.4.2 Unused Commitment Fee Rate: One-quarter of one percent (.25%) per annum.

     5.1.5, 6.2, 6.3.1, and 6.3.2. Financial statements and accounting system requirements: Accrual Basis and GAAP.

     5.1.5     Fiscal year of Borrower: From January 1 to December 31.

     6.3.1. Financial statements due within thirty (30) days after the end of each Calendar Month. Financial statements due within forty-five (45) days after the end of each fiscal quarter.

               Certification requirements: Borrower prepared financial statements.

               Person(s) to sign financial statements on behalf of Borrower:
               Each of the Persons listed on a signature authorization form executed by Borrower and delivered to Bank from time to time, and approved by Bank. Initially, each of those Persons listed on Exhibit A are authorized to sign financial statements.

     6.3.2 Financial statements due within 90 days after the end of each fiscal year of Borrower.

               Certification requirements:   Independent certified public
               accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements.

     6.7.1 Minimum property insurance amount: Replacement Value per Unit.

     6.7.2     Minimum liability insurance amount:

               Per occurrence:     $500,000.00.

               General aggregate:  $1,000,000.00.

               Minimum umbrella excess liability insurance amount:
               $20,000,000.00.

               Minimum business motor vehicle liability insurance amount:
               $500,000.00.

     6.8       Other indebtedness of Borrower to be subordinated:  None.

     DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

"Advance" means an advance by Bank to Borrower hereunder.

"Agreement" means this Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable for acquisition of Raw Land or Improved Lots, for construction of Units, for occupancy, ownership, and use by Borrower and other Persons of the Units, or for the conduct of the business and operations of Borrower.

"Arizona" means Maricopa County, Arizona.

"Available Commitment" means, at any time, the lowest of (i) the applicable Commitment Amount less the aggregate of all Letter of Credit Subcommitment amounts, or (ii) or the total of (A) the aggregate of the current Maximum Allowed Advances with respect to all Raw Land and Improved Lots that constitute Eligible Collateral, plus (B) the aggregate of the current Unit Collateral Values for all Units that constitute Eligible Collateral, less
(C) the aggregate of all Letter of Credit Subcommitment amounts.

"Borrower Loan Documents" means the Loan Documents executed or delivered by Borrower from time to time.

"Borrowing Base Report" means Borrower's monthly report disclosing the matters required pursuant to Section 6.3.7.

"Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"Calendar Month" shall mean the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

"Cash Collateral Account" means a deposit account maintained by Bank, in Bank's name, and subject to the terms and conditions of the Cash Collateral Agreement.

"Cash Collateral Agreement" means that Cash Collateral Agreement by and between Borrower and Bank of even date herewith, governing the use of monies held in the Cash Collateral Account, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"CHHC" means Continental Homes Holding Corp., a Delaware corporation.

"Collateral Certificate" means the certificate delivered to Bank pursuant to
Section 6.3.8.

"Collateral" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"Commitment" means the agreement by Bank in Section 3.1 to issue Letters of Credit and to make Advances pursuant to the terms and conditions herein and in the Letter of Credit Agreements.

"Commitment Amount" means the amount specified in Section 1.

"Conversion Date" means November 17, 1996; provided, however, that Bank may, in Bank's absolute and sole discretion, extend the Conversion Date annually for periods of twelve (12) months each, upon such terms and conditions as Bank may require, in its absolute and sole discretion, and with such changes to this Agreement or the terms and conditions herein as Bank may require, in its absolute and sole discretion, including, without limitation, any changes in or additions to required financial and other covenants, or such earlier date determined pursuant to Section 3.1.2 or Section 3.1.3.

"Conversion Period" means the period of time following the Conversion Date during which the Commitment Amount is reduced from time to time pursuant to
Section 3.1.2.

"Debt" means, as to any Person, without limitation, (i) any indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (iii) all indebtedness of such Person to pay the deferred purchase price of property or services, (iv) all capital lease obligations of such Person, (v) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, and (vi) with respect to Borrower, payables and accrued liabilities relating to Borrower's homebuilding activities. Debt specifically excludes any indebtedness of Borrower to CHHC or any wholly owned subsidiaries of CHHC. The amount of Debt of any Person at any date pursuant to clauses (i)-(iv) and (vi) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP.

"Debt to Tangible Net Worth Ratio" means, with respect to Borrower, the ratio of (ii) Borrower's Debt to (ii) Borrower's Tangible Net Worth.

"Deed of Trust" and "Deeds of Trust" mean, respectively, each and all Deeds of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement and each and all Mortgages, Assignment of Leases and Rents, Security Agreement, Fixture Filing, and Financing Statement, in each case securing the Note and the other Obligations, granted from time to time by Borrower, as trustor or mortgagor, for the benefit of Bank, as beneficiary or mortgagee, as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time, each being substantially in the form of Exhibit B, provided, however in the case of any Deed of Trust to be recorded in Florida, such form may be modified as appropriate for recordation in that state or to minimize excise tax thereon, if practicable.

"Development Costs" means costs, expenses and fees for services, work, and materials previously used in construction of the Improvements for a parcel of Raw Land as approved by Bank in its reasonable discretion, and which are accompanied by such invoices, lien waivers and other supporting documentation reasonably required by Bank, and which are confirmed by Bank's on-site inspection. Development Costs, in any event, shall specifically not include Borrower's overhead or other "soft costs."

"Draw Request" means a completed, written request in a form acceptable to or specified by Bank from Borrower to Bank for an Advance, together with such other documents and information as Bank may require or specify from time to time.

"Eligible Collateral" means Raw Land, Improved Lots and Units which satisfy each of the following requirements: (i) such Raw Land, Improved Lots, and Units have been approved by Bank pursuant to the applicable portions of
Section 4.2; (ii) Borrower has satisfied the conditions precedent set forth in Section 4.3 with respect to such Raw Land, Improved Lots, and Units; and
(iii) such Raw Land, Improved Lots and Units have not become subject to
Section 3.3.8.

"Environmental Agreement" and "Environmental Agreements" means, respectively, each and all Environmental Indemnity Agreements executed by Borrower from time to time, for the benefit of Bank, and relating to the Collateral, as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"Event of Default" means the occurrence of any event identified as an Event of Default in the Note or any of the other Loan Documents.

"Florida" means the counties of Dade and Broward, Florida, and such other counties in Florida as Bank may approve in its absolute and sole discretion.

"GAAP" means generally accepted accounting principles consistently applied.

"Governmental Authority" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

"Impositions" has the meaning specified in the Deed of Trust.

"Improved Lot" means a Lot (i) owned by Borrower and (ii) located in a Subdivision where all Improvements have been installed and accepted by the applicable Governmental Authorities, and evidence of such installation and acceptance has been approved by Bank and verified by Bank's inspector(s) or employee(s).

"Improved Lot Appraisal" means, with respect to each Improved Lot, an appraisal of an Improved Lot in the applicable Subdivision selected by Bank, as it will exist upon completion of the Improvements (i) ordered by Bank,
(ii) prepared by an appraiser satisfactory to Bank, (iii) in compliance with all federal and state standards for appraisals, (iv) reviewed by Bank, and
(iv) in form and substance satisfactory to Bank in its absolute and sole discretion.

"Improved Lot Appraised Value" means the value of a typical Improved Lot in the applicable Subdivision, as selected by Bank, without lot premiums, options, and upgrades, approved or determined by Bank in its absolute and sole discretion after review of a Improved Lot Appraisal.

"Improved Lot Term" means the maximum period for which an Improved Lot may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Improvements" means (i) offsite improvements on land (including without limitation, curbs, grading, landscaping, sprinklers, storm and sanitary sewers, paving, sidewalks, and utilities) necessary to make the land suitable for the construction of single family homes, and (ii) any common area improvements to be constructed on the land.

"Initial Approved Raw Land, Improved Lots and Units" means the Raw Land, Improved Lots and Units located in Arizona and approved by Bank as Eligible Collateral as of the date hereof, and which are more particularly described on Exhibit C hereto.

"Intangible Assets" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, non-competition covenants, organization or formation expenses, patents, service marks, service names, trademarks, tradenames, write-up in the book value of any asset in excess of the acquisition cost of the asset to such Person, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person, unamortized leasehold improvements expense not recoverable at the end of the lease term, and unamortized debt discount.

"Letter of Credit" means a standby letter of credit in Bank's standard form from time to time issued pursuant to Section 3.2 in conjunction with the construction of off-site improvements relating to Eligible Collateral for the benefit of the Governmental Authority, utility company, improvement district, or similar Person specified as beneficiary of the Letter of Credit in an amount requested by Borrower and approved by Bank.

"Letter of Credit Agreement" means Bank's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement.

"Letter of Credit Subcommitment" means the face amount of each Letter of Credit.

"Lien or Encumbrance" and "Liens and Encumbrances" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

"Loan Documents" means this Agreement, the Note, the Deeds of Trust, the Letter of Credit Agreements executed and delivered by Borrower in connection with the Letters of Credit, the Cash Collateral Agreement, the Environmental Agreements, and any other agreements, documents, or instruments evidencing, guarantying, securing, or otherwise relating to the Note, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

"Loan Party" means Borrower and each other Person that from time to time is or becomes obligated to Bank under any Loan Document or grants any Collateral.

"Lot" means an individual lot designated on the final subdivision plat or filing for each Subdivision.

"Lot Cost" means the actual costs paid by Borrower to third parties not affiliated with Borrower to acquire a Lot plus Development Costs allocated to such Lot, all as approved by Bank in its absolute and sole discretion.

"Lot Takedown Deficit" means the Minimum Lot Takedown Requirement for a Subdivision for a fiscal quarter minus the number of Improved Lots in such Subdivision reclassified as a Unit during such fiscal quarter. In no event will the Lot Takedown Deficit be less than zero (0).

"Material Adverse Change" means any change in the assets, business, financial condition, operations, or results of operations of any Loan Party or any other event or condition that in the reasonable opinion of Bank is
(i) reasonably likely to affect the likelihood of performance by any Loan Party of any of the Obligations, (ii) reasonably likely to affect the ability of any Loan Party to perform any of the Obligations,
(iii) reasonably likely to affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) reasonably likely to affect the priority of any Lien or Encumbrance securing any of the Obligations.

"Maximum Allowed Advances" has the meaning specified in Section 1.

"Maximum Rate" has the meaning specified in the Note.

"Minimum Lot Takedown Requirement" means the number of Improved Lots in a specified Subdivision required by Bank to be reclassified as a Unit during each fiscal quarter (and not on a cumulative basis for one or more fiscal quarters) following the initial inclusion of such Improved Lots as Eligible Collateral (as determined by Bank). Unless otherwise agreed to by Bank in its sole and absolute discretion, the Minimum Lot Takedown Requirement is nine (9) Improved Lots per Subdivision per each fiscal quarter, as measured on an individual, and not aggregate, Subdivision basis.

"Model Adjustment" means, with respect to a Model Unit, a decrease in the otherwise applicable percentages used to determine the Maximum Allowed Advance to (i) sixty-five percent (65%) following the eighteenth Calendar Month of the initial inclusion (as determined by Bank) of the Model Unit as Eligible Collateral, and to (ii) sixty percent (60%) following the twenty-first Calendar Month of the initial inclusion (as determined by Bank) of the Model Unit as Eligible Collateral.

"Model Term" means the maximum period for which a Model Unit may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Model Unit" means a Unit constructed and furnished initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Units in the Subdivision are sold.

"Net Income" means, for any period, the net income (loss) of any Person for such period, determined in accordance with GAAP.

"Net Sales Proceeds" means the gross sales price of an Improved Lot, Unit or parcel of Raw Land set forth in the Purchase Contract therefor, less (i) customary tax prorations, (ii) ordinary and customary real estate brokerage commissions payable to any Person who is neither (A) employed by or affiliated with Borrower, nor (B) engaged in on-site sales at the site where the Improved Lot, Unit or parcel of Raw Land is located, and (iii) reasonable and customary closing costs, including any "points" paid by Borrower for the benefit of such purchaser.

"Nonrecourse Debt" means indebtedness secured by a lien on property of Borrower, if and only if the liability for such indebtedness (and any interest thereon) is limited to the security of Borrower's rights in such property, without direct or indirect liability on the part of Borrower for such indebtedness.

"Note" means the Promissory Note, dated of even date herewith, of Borrower payable to Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Obligations" means the obligations of the Loan Parties under the Loan Documents (including without limitation, the obligation to pay the Reimbursement Amount).

"Operating Losses" means operating losses of Borrower, calculated in accordance with GAAP.

"Permitted Exceptions" has the meaning specified in the Deed of Trust.

"Person" means a natural person, a partnership, a joint venture, an unincorporated association, a corporation, a trust, any other legal entity, or any Governmental Authority.

"Presold Adjustment" means, with respect to a Presold Unit, decreases in the otherwise applicable percentages used to determine the Maximum Allowed Advance to fifty percent (50%) following the ninth Calendar Month of the initial inclusion (as determined by Bank) of the Presold Unit as Eligible Collateral.

"Presold Term" means the maximum period for which a Presold Unit may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Presold Unit" means a Unit that is subject to a Purchase Contract.

"Project" means all of the Raw Land, Improved Lots and Units that are owned by Borrower and are encumbered by a Deed of Trust from time to time.

"Purchase Contract" means a bona fide written agreement between Borrower and a third Person purchaser for sale in the ordinary course of Borrower's business of any Unit and the related Lot, or an Improved Lot, or a parcel of Raw Land, and such agreement is accompanied by a cash earnest money deposit or down payment in an amount that is customary and that is satisfactory to Bank.

"Raw Land" means any real property owned by Borrower and encumbered by a Deed of Trust and is not an Improved Lot or a Unit.

"Raw Land Adjustment" means, with respect to a parcel of Raw Land, (i) a decrease in the otherwise applicable percentages used to determine the Maximum Allowed Advances to forty percent (40%) following the Conversion Date, and (ii) a limitation on the aggregate amount of Maximum Allowed Advances for all parcels of Raw Land included in Eligible Collateral to fifteen percent (15%) of the Available Commitment following the Conversion Date.

"Raw Land Costs" means the actual costs paid by Borrower to third parties not affiliated with Borrower to acquire a parcel of Raw Land, all as approved by Bank in its absolute and sole discretion. Raw Land Costs, in any event, shall specifically not include Borrower's overhead or other "soft costs."

"Raw Land/If Improved Appraisal" means, with respect to each parcel of Raw Land that is Eligible Collateral, an appraisal of such parcel of Raw Land
(i) ordered by Bank, (ii) prepared by an appraiser satisfactory to Bank,
(iii) in compliance with all federal and state standards for appraisals,
(iv) reviewed by Bank, and (v) in form and substance satisfactory to Bank in its absolute and sole discretion.

"Raw Land/If Improved Appraised Value" means the value of a parcel of Raw Land, as it will exist upon completion of all Improvements, as approved or determined by Bank in its absolute and sole discretion after review of a Raw Land/If Improved Appraisal.

"Raw Land Term" means the maximum period for which a parcel of Raw Land may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Reclassification Adjustment" means with respect to each type of Collateral (i.e., each parcel of Raw Land, each Improved Lot, and each Unit that is classified as such under this Agreement which becomes reclassified as a different type of Collateral under this Agreement, a change in the otherwise Maximum Allowed Advance to the respective amount set forth in Section 1 for such Collateral as reclassified; provided, however, that in all cases the Maximum Allowed Advance, as so determined, may be adjusted from time to time by Bank pursuant to any applicable Term Adjustment, Raw Land Adjustment, Presold Adjustment, Model Adjustment or Spec Adjustment.

"Reduction Date" has the meaning specified in Section 3.1.2.

"Reimbursement Amount" means the amount Borrower is obligated to pay to Bank under the Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Borrower to Bank under the Letter of Credit Agreement.

"Requirements" shall have the meaning specified in the Deed of Trust.

"Seller Financing" means indebtedness of Borrower secured by a Lien or Encumbrance on property of Borrower, where such indebtedness is owed to, and Lien or Encumbrance is for the benefit of, the Person that sold such property to Borrower and such indebtedness represents a portion of the purchase price payable by Borrower to such Person for said property.

"Shortage" means the amount by which the Maximum Allowed Advance applicable to a Unit, Improved Lot or Raw Land exceeds the Net Sales Proceeds received from the sale of such Unit, Improved Lot, or Raw Land.

"Spec Adjustment" means, with respect to a Spec Unit, a decrease in the otherwise applicable percentages used to determine the Maximum Allowed Advance to (i) sixty-five percent (65%), following the sixth Calendar Month of the initial inclusion (as determined by Bank) of the Spec Unit as Eligible Collateral, and to (ii) fifty percent (50%) following the ninth Calendar Month of the initial inclusion (as determined by Bank) of the Spec Unit as Eligible Collateral.

"Spec Term" means the maximum period for which a Spec Unit may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Spec Unit" means a Unit constructed for the purpose of addition to Borrower's inventory of Units and not subject to a Purchase Contract. A Unit that is not a Presold Unit or a Model Unit shall be deemed a Spec Unit.

"Specific Unit Budget" means an actual construction budget for each Unit proposed to be included in Eligible Collateral containing the information required in the corresponding Unit Budget for that type of Unit.

"Standard Number of Days" means the standard number of days established by Bank from time to time to allow for delivery to Bank of drafts drawn under letters of credit issued by Bank and presented to financial institutions other than Bank for delivery to Bank. Bank may change such number of days at any time and from time to time in its absolute and sole discretion without notice to Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

"Subdivision" means a group of Lots designated on an individual subdivision plat or filing; provided, however, that with respect to multiple subdivision plats or filings that are phases of a larger development or are part of the same planned community, or are advertised under common marketing plans, and which include a common product line, then all of the Lots shown on such subdivision plats or filings shall be deemed in the aggregate to constitute a single Subdivision.

"Tangible Net Worth" means, with respect to Borrower, the sum of all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings), less the sum of (i) the value on Borrower's books of all Intangible Assets, and (ii) loans and advances to stockholders, directors, officers, and employees of Borrower.

"Term Adjustment" means

          (i) with respect to a Presold Unit remaining in Eligible Collateral beyond the first nine (9) months of the Presold Unit's Term, a decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (A) fifty percent (50%) of the Unit Base Appraised Value or
     (B) fifty percent (50%) of the sales price in the respective Purchase Contract, or (C) fifty percent (50%) of the respective Unit Total Costs;

          (ii) with respect to a Spec Unit remaining in Eligible Collateral beyond the first six (6) months of the Spec Unit's Term, a decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (A) sixty-five percent (65%) of the respective Unit Base Appraised Value, or (B) sixty-five percent (65%) of the respective Unit Total Costs; and with respect to a Spec Unit remaining in Eligible Collateral beyond the first nine (9) months of the Spec Unit's Term, a decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (I) fifty percent (50%) of the respective Unit Base Appraised Value, or (II) fifty percent (50%) of the respective Unit Total Costs;

          (iii) with respect to a Model Unit remaining in Eligible Collateral beyond the first eighteen (18) months of the Model Unit's Term, a decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (A) sixty-five percent (65%) of the respective Unit Base Appraised Value, or (B) sixty-five percent (65%) of the respective Unit Total Costs, and with respect to a Model Unit remaining in Eligible Collateral beyond the first twenty-one (21) months of the Model Unit's Term, a decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (I) sixty percent (60%) of the respective Unit Base Appraised Value, or (II) sixty percent (60%) of the respective Unit Total Costs;

          (iv) with respect to a parcel of Raw Land remaining in Eligible Collateral beyond the Conversion Date, (i) a decrease in the otherwise applicable percentages used to determine the Maximum Allowed Advances to forty percent (40%); and (ii) a limitation on the aggregate amount of Maximum Allowed Advances for all parcels of Raw Land included in Eligible Collateral to fifteen percent (15%) of the Available Commitment; and

          (v) with respect to any parcel of Raw Land, Improved Lot or Unit whose Raw Land Term, Improved Lot Term or Unit Term has expired, a decrease in the otherwise applicable Maximum Allowed Advance to zero
     (0) and the exclusion of such Raw Land, Improved Lot or Unit from Eligible Collateral.

"Termination Date" means the date twelve (12) Calendar Months after the Conversion Date.

"Title Company" means the title insurance company and any reinsurers or co-insurers required by Bank specified in Section 1, which company, reinsurers, and co-insurers shall be satisfactory to Bank in its absolute and sole discretion.

"Title Policy" and "Title Policies" mean, respectively, each and all title insurance policies and endorsements thereto and reinsurance or co-insurance agreements and endorsements described in this Agreement insuring the Deeds of Trust.

"Unit" means a single-family dwelling (i) constructed or to be constructed on an Improved Lot, provided, however, that construction shall have commenced or be completed on such dwelling (as determined by Bank); and (ii) described in a set of Unit Plans and Specifications, including, without limitation, any furniture, furnishings, fixtures, and equipment to be installed therein as shown in the respective Unit Plans and Specifications. For purposes of this Agreement, each Unit is either (A) a Model Unit, (B) a Presold Unit, or (C) a Spec Unit.

"Unit Base Appraisal" means, with respect to each type of Unit, an appraisal of the Unit and a typical Lot selected by Bank, as they will exist upon completion of the Unit (i) ordered by Bank, (ii) prepared by an appraiser satisfactory to Bank, (iii) in compliance with all federal and state standards for appraisals, (iv) reviewed by Bank, and (iv) in form and substance satisfactory to Bank in its absolute and sole discretion.

"Unit Base Appraised Value" means the value of a Unit and a typical Lot, without lot premiums, options, and upgrades, approved or determined by Bank in its absolute and sole discretion after review of a Unit Base Appraisal.

"Unit Budget" means, with respect to each type of Unit, the budget of the costs, expenses, and fees necessary for or related to construction of one type of Unit approved by Bank in its absolute and sole discretion. Such budget (i) shall include a typical sale price for the Unit and a typical Lot, the onsite cost of labor and materials directly related to construction of the type of Unit (including, without limitation, construction permits, building permits, tap fees, improvement district fees and fees charged by Governmental Authorities prior to the start of construction), (ii) shall exclude costs and expenses related to upgrades, options, and decorator items, (iii) shall include the other costs, expenses, and fees for the type of Unit (including, without limitation, property taxes, insurance, escrow and title fees, processing and closing fees, wiring fees, legal fees, appraisal fees, closing costs, insurance costs, and costs of direct project supervision), (iv) shall include "soft costs" including but not limited to, supervision costs, an estimation of construction interest and reserves for repair and maintenance, and (v) shall exclude advertising and marketing costs, expenses, and fees and any amendments or modifications thereof consented to by Bank in its absolute and sole discretion. There shall be a separate budget for each type of Unit.

"Unit Collateral Value" means the percentage of the Maximum Allowed Advances Borrower may obtain against a Unit that constitutes Eligible Collateral based on the Unit's stage of construction, determined on the actual percentage of completion of such Unit as determined by Bank in its absolute and sole discretion rounded down to the nearest five percent (5%).

"Unit Completion Date" has the meaning specified in Section 1.

"Unit Plans and Specifications" means, with respect to each type of Unit, plans and specifications for construction of that type of Unit, prepared by an architect, certified by Borrower to Bank, and approved by Bank in its absolute and sole discretion, together with any amendments or modifications thereof consented to by Bank in its absolute and sole discretion.

"Unit Sales Price" means the price at which a Unit is to be sold to a purchaser under the applicable Purchase Contract.

"Unit Term" means the maximum period for which a Unit may continue to qualify as Eligible Collateral, as set forth in Section 3.3.4.

"Unit Total Costs" means, with respect to each type of Unit, the total costs, expenses, and fees included in the respective Unit Budget, plus one-half (1/2) of the Lot Cost for the Lot related to such Unit.

"Unmatured Event of Default" means any condition or event that with notice, passage of time, or both would be an Event of Default.

     LETTER OF CREDIT AND LOAN FACILITY.

     i    Loan Facility.

          i    Commitment.  Subject to the terms and conditions of this
Agreement, Bank agrees to make Advances to Borrower from time to time on or before the Termination Date, provided that the aggregate amount of Advances outstanding from time to time shall not exceed the Available Commitment. Proceeds of Advances may be used only for the purpose described in Sections
3.2.2 and 5.1.6. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and the conditions herein and any re-borrowing shall be deemed a refinancing of amounts repaid. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates, the Letters of Credit have expired or are drawn in full, all drafts drawn or drawn and accepted under all Letters of Credit have been paid in full, and all Obligations are paid and performed in full. If monies are being held in the Cash Collateral Account at any time, Bank shall be entitled to apply such monies to the outstanding balance of the Advances. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay all Advances is evidenced by the Note.

               `    Borrower acknowledges that Bank is entering into this
Agreement in reliance upon, and in connection with, the acquisition by CHHC of all of the issued and outstanding shares of stock in Borrower. If CHHC does not acquire such stock on or before the earlier of (i) two (2) Business Days after Bank executes this Agreement or (ii) December 30, 1994 (the earlier of such dates is referred to as the "Automatic Expiration Date"), then (A) Bank will have no further obligation to make Advances hereunder, and the Commitment will terminate automatically, and (B) Borrower will pay to Bank in immediately available funds on or before the Automatic Expiration Date, all principal, interest, and other amounts owed by Borrower to Bank in connection with the Loan Documents. Upon receipt of such funds, Bank will execute, record and file as applicable Deeds of Full Release and Reconveyance and Terminations of Financing Statements as reasonably necessary in order to release the Collateral. Upon such payment by Borrower, Borrower will have no further liability to Bank under the Loan Documents, except the Environmental Agreements.

          ii   Conversion Period.  The Conversion Date shall occur

          (a) on the calendar date or anniversary date thereof set forth in the definition of Conversion Date in Section 2; or

          (b) if Borrower's quarterly financial statements submitted to Bank pursuant to Section 6.3.1.2 show Operating Losses for two (2) consecutive fiscal quarters, then unless Bank in its sole and absolute discretion agrees otherwise, the Conversion Date shall automatically occur and the Conversion Period shall automatically commence, effective as of the first day of the first Calendar Month immediately following the second such fiscal quarter.

From and after the Conversion Date, the Commitment Amount shall be reduced on the first day of each quarter-annual period (a "Reduction Date") as follows:

                                   Commitment          Remaining
Period                             Reduction           Commitment
- - ------                             ----------          ----------

3 Calendar Months after
   Conversion Date                 $2,500,000          $7,500,000

6 Calendar Months after
   Conversion Date                 $2,500,000          $5,000,000

9 Calendar Months after
   Conversion Date                 $2,500,000          $2,500,000

Termination Date                   $2,500,000               $0


          iii Acceleration of Conversion Date upon the Occurrence of a Material Adverse Change. Notwithstanding anything in this Agreement to the contrary, Bank may, in its absolute and sole discretion, accelerate the Conversion Date immediately upon the occurrence of a Material Adverse Change, and commence the Conversion Period and the reductions in the Commitment Amount set forth in Section 3.1.2. Bank may exercise its right to cause the Conversion Date to occur pursuant to this Section 3.1.3 pursuant to a written notice to Borrower setting forth the accelerated Conversion Date, which notice may be given by Bank at any time after the occurrence of a Material Adverse Change and Bank's failure to exercise such right with respect to a Material Adverse Change shall not be deemed to waive Bank's rights pursuant to this Section 3.1.3 with respect to any other Material Adverse Change whether similar or dissimilar. If Bank exercises its right pursuant to this Section 3.1.3, Borrower shall not be entitled to a refund of any fees previously paid and shall continue to be obligated to pay all fees accruing from and after the Conversion Date; provided, however, with respect to fees paid by Borrower in advance on the date hereof pursuant to Section 3.4.1, the portion of such fees attributable to the period commencing on the accelerated Conversion Date and ending on the regularly scheduled Conversion Date shall be credited by Bank against any fees payable by Borrower pursuant to Section 3.4.1 or Section 3.4.2 during the Conversion Period.

          iv   Voluntary Reductions in Commitment Amount.  At any time
during the Conversion Period, Borrower may elect to reduce the Commitment Amount in amounts greater than those set forth in Section 3.1.2; provided, however, Borrower shall have provided Bank written notice of Borrower's desire to reduce the Commitment Amount, and Borrower shall have paid to Bank any amount payable pursuant to Section 3.5 after giving effect to the reduction in the Commitment Amount. Any such additional reductions shall be applied toward the amount of any subsequent scheduled reductions.

     ii   Letters of Credit.

          i    Issuance of Letters of Credit.  Subject to the terms and
conditions of this Agreement and the applicable Letter of Credit Agreements and subject to the policies, procedures, and requirements of Bank in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Bank agrees to issue from time to time, after CHHC acquires the stock of Borrower (as described in Section 3.1.1) and on or before the Termination Date, Letters of Credit upon request by and for the account of Borrower, provided that as to each requested Letter of Credit Borrower has delivered to Bank a completed and executed Letter of Credit Agreement, and provided further that (i) the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under the requested Letter of Credit is before twelve (12) months after the Termination Date, and (ii) the expiration date of each Letter of Credit shall be on or before one year after the date the Letter of Credit is issued. The issuance fee for a Letter of Credit will be one percent (1%) of the Letter of Credit Subcommitment amount, payable prior to, and as a condition of, issuance. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

          ii   Issuance Procedure.  To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Bank and to the address of Bank specified on the first page of this Agreement. In no event shall Bank have any obligation to act upon an oral request for a Letter of Credit, or any request that otherwise does not conform to Bank's policies and procedures. Upon receipt of a completed and executed Letter of Credit Agreement, Bank will process the application in accordance with the policies, procedures, and requirements of Bank then in effect. If the application meets the requirements of Bank and is within the policies of Bank then in effect, and meets the regulatory requirements applicable thereto, Bank will issue the requested Letter of Credit.

          iii Reimbursement of Bank for Payment of Drafts Drawn or Drawn and Accepted Under the Letter of Credit. The obligation of Borrower to reimburse Bank for payment by Bank of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the Letter of Credit Agreement. Bank will notify Borrower of payment by Bank of a draft drawn or drawn and accepted under a Letter of Credit and of the Reimbursement Amount and will give Borrower the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Bank making an Advance, subject to the terms and conditions of this Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If Borrower does not communicate to Bank its election within two (2) Business Days after notification by Bank of payment of the draft or acceptance, then Borrower shall be deemed to have elected to pay the Reimbursement Amount by Bank making an Advance hereunder, provided that if the terms and conditions in this Agreement for an Advance hereunder are not satisfied, Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. The Advance to pay the Reimbursement Amount will be dated the date that Bank pays the respective draft or acceptance and will accrue interest from and after such date.

     If Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Borrower shall also pay to Bank interest on the Reimbursement Amount from and including the date Bank pays the respective draft or acceptance at the Variable Rate (as defined in the Note) until the Reimbursement Amount and such interest are paid in full, provided that if Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by Bank to Borrower of payment of the respective draft or acceptance, interest thereafter will accrue at the Default Rate (as such term is defined in the Note). Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed.

     Notwithstanding the above, if Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Bank to Borrower, Bank, in its absolute and sole discretion and without notice to Borrower and regardless of whether the terms and conditions in this Agreement for such Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

          iv Limits on Letters of Credit. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances shall not exceed the sum of
(A) the Available Commitment and (B) the aggregate of the Letter of Credit Subcommitment amounts. In addition, the sum from time to time of the amounts described in clauses (i), (ii), and (iii) shall not exceed twenty-five percent (25%) of the Commitment Amount.

     iii  Advances.

          i    Method for Advances and Letters of Credit.  A Letter of
Credit may be issued and Advances may be made by Bank at the written request of the Person or Persons designated in Section 1. Such Person or Persons are hereby authorized by Borrower to direct the disposition of the proceeds of Advances and to request Letters of Credit until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of Letters of Credit or proceeds of Advances.

          ii   Use of Advances.  Advances shall be used only to pay interest and fees due under the Loan Documents (including without limitation Reimbursement Amounts due Bank) and to pay or reimburse Borrower for costs, expenses, and fees actually incurred by Borrower in connection with the acquisition of Raw Land, Improved Lots, or Units, the construction of Improvements, the construction of Units, and other costs incurred by Borrower in the ordinary course of Borrower's business, as Bank may approve in its reasonable discretion.

          iii Determination of Amount of Advances. The Available Commitment, the Maximum Allowed Advance for each parcel of Raw Land, each Improved Lot, and each Unit, the Unit Collateral Value, and the amount of each Advance shall be determined by Bank based upon: (i) the Borrowing Base Report and the Collateral Certificate most recently submitted by Borrower (adjusted to reflect Collateral sold, Reclassification Adjustments, Term Adjustments and other adjustments and limitations pursuant to this Agreement), (ii) Bank's inspections made pursuant to Sections 6.13 and 6.18 (as such inspections may result in any adjustments to reflect any variance between (A) the Borrowing Base Report and the Collateral Certificate, and
(B) the results of such inspections), and (iii) such other information as Bank may reasonably require in order to verify such amounts. Notwithstanding anything herein or in any other Loan Document to the contrary, Bank may withhold from any Advance the amount of Florida documentary stamp or intangible tax due on such Advance, and pay the same directly to the taxing authority. Nothing herein shall limit or impair any obligation of Borrower for payment of such taxes arising under any Loan Document, applicable hereof, or otherwise, if Bank shall fail to do so.

          iv   Term Periods.  Each parcel of Raw Land, Improved Lot and Unit shall constitute Eligible Collateral only during the applicable Term therefor set forth below; provided, however, that in no event shall any Term exceed the Termination Date:

               `    Raw Land Term.  A parcel of Raw Land will constitute
Eligible Collateral for not more than the Raw Land Term commencing on the date an Advance is first made against Eligible Collateral that includes such parcel; provided, however, any parcel of Raw Land remaining in Eligible Collateral after the Conversion Date shall be subject to a Term Adjustment for purposes of determining the Maximum Allowed Advance. The Raw Land Term will be determined by Bank in its reasonable discretion and established at the time the parcel of Raw Land first constitutes Eligible Collateral.

               `    Improved Lot Term.   An Improved Lot will  constitute
Eligible Collateral for not more than the Improved Lot Term commencing on the date an Advance is first made against Eligible Collateral that includes such Improved Lot. The Improved Lot Term will be determined by Bank in its reasonable discretion and established at the time the Improved Lot first constitutes Eligible Collateral. Bank may elect to establish, in Bank's reasonable discretion, a Minimum Lot Takedown Requirement with respect to the Subdivision in which the Improved Lot is located and measure the Improved Lot Term for all Improved Lots in such Subdivision in the aggregate, based on the Minimum Lot Takedown Requirement. If the Minimum Lot Takedown Requirement for a Subdivision is not satisfied during any fiscal quarter, then the Improved Lot Term will be deemed to have expired with respect to the number of Improved Lots (to be designated by Bank) in such Subdivision equal to the Lot Takedown Deficit for such Subdivision for such fiscal quarter.

               `    Presold Unit.  A Presold Unit may constitute Eligible
Collateral for not more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Presold Unit; provided, however, any Presold Unit remaining as Eligible Collateral for more than nine (9) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Presold Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance.

               `    Spec Unit.  A Spec Unit may constitute Eligible
Collateral for not more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Spec Unit; provided, however, (i) any Spec Unit remaining as Eligible Collateral for more than six (6) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Spec Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance, and (ii) any Spec Unit remaining as Eligible Collateral for more than nine (9) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Spec Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance.

               `    Model Unit.  A Model Unit may constitute Eligible
Collateral for not more than thirty (30) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit; provided, however, (i) any Model Unit remaining as Eligible Collateral for more than eighteen (18) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; and (ii) any Model Unit remaining as Eligible Collateral for more than twenty-one (21) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance.

          v    Intentionally Omitted.

          vi   Classification and Reclassification of Units.  Bank may
classify or reclassify Raw Land, Improved Lots and Units as to type from time to time, or change Borrower's proposed classification of any and all Raw Land, Improved Lots and Units, provided that such reclassified Raw Land, Improved Lot or Unit meets the requirements set forth herein for that type of Collateral. At any time a parcel of Raw Land, Improved Lot or Unit is reclassified as to type, such reclassification shall give rise to a Reclassification Adjustment to the Maximum Allowed Advance applicable to such Collateral. In no event shall a reclassification change the commencement date of any Unit Term.

          vii Release of Raw Land, Improved Lots and Units at Request of Borrower. So long as no Event of Default or Unmatured Event of Default has occurred and is continuing, Borrower may request releases of Raw Land, Improved Lots or Units from the lien and encumbrance of a Deed of Trust from time to time; provided, however, Bank shall be under no obligation to release any Raw Land, Improved Lot or Unit unless each of the following conditions precedent is satisfied:

          (i) in the case of any Raw Land, Improved Lot or Unit that is being released for the purpose of sale, (A) Borrower shall have paid to Bank, from Borrower's own funds (including Net Sales Proceeds), the greater of (X) the applicable Maximum Allowed Advance or (Y) the Net Sales Proceeds; provided, however, that if more than one Improved Lot is sold to a single purchaser, then the release price shall be 130% of the aggregate Maximum Allowed Advances for such Improved Lots; (B) Borrower shall have delivered to Bank a closing report pursuant to Section 6.3.3; and (C) both before and after giving effect to such release and any payments to be made pursuant to clause (i)(A) of this sentence, the outstanding Advances do not exceed the Available Commitment and Borrower has made any payments then required pursuant to
     Section 3.5; or

          (ii) with respect to releases for purposes other than sale, both before and after giving effect to such release, the outstanding Advances do not exceed the Available Commitment and Borrower has made any payments required pursuant to Section 3.5, and Borrower shall have paid to Bank, from Borrower's own funds, an amount equal to the Maximum Allowed Advance for such parcel of Raw Land, Improved Lot or Unit; and

          (iii) Borrower shall have satisfied the conditions precedent for releases set forth in the Deed of Trust encumbering the property to be released.

Any amounts payable to Bank under subparagraph (i) and (ii), including, without limitation, Net Sales Proceeds, shall be applied to the outstanding principal balance of all Advances and, if no unpaid Advances are then outstanding, for deposit to the Cash Collateral Account.

          viii Extraordinary Events Affecting Raw Land, Improved Lots or Units. Upon the occurrence of any of the following events, Raw Land, Improved Lots, and Units at any time constituting Eligible Collateral may be declared by Bank to no longer be Eligible Collateral:

               `    Material Damage, Destruction, or Condemnation.  Any Unit
or Improvements are materially damaged or destroyed, or any Raw Land, Improved Lot or Unit becomes subject to any condemnation proceeding.

               `    Default Regarding Title Insurance.  The requirements of
the Loan Documents for title insurance with respect to any Collateral are not satisfied.

          ix   Advances During Conversion Period.  Borrower may continue to request Advances and Letters of Credit during the Conversion Period. Such Advances and Letters of Credit may be made by Bank pursuant to the terms and conditions of this Agreement.

     iv   Fees.  As additional consideration for the Commitment, Borrower agrees to pay to Bank (subject to the provisions hereof and of the other Loan Documents limiting the charging, collection and receipt of interest to the maximum amount permitted by applicable law) the following fees, from Borrower's own funds, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

          i    Commitment and Other Fees.

               `    Commitment Fee.  A fee for the Commitment at the annual
rate set forth in Section 1, computed for the period commencing on the date hereof and ending on the scheduled Conversion Date, and which shall be payable as follows: $62,500.00 payable on or before the date hereof, and $62,500.00 payable on or before November 30, 1995.

               ` Extension Fee. In addition to the Commitment Fee, as a condition precedent to any extension of the Conversion Date (and without in any way obligating Bank to extend the Conversion Date, which is intended to be in the absolute and sole discretion of Bank), Borrower shall pay to Bank a fee determined by Bank in its absolute and sole discretion.

               `    Quarterly Loan Fee.  On the Conversion Date and on the
last day of each three (3) month period thereafter, Borrower shall pay to Bank a Quarterly Loan Fee at the rate specified in Section 1 on the Commitment amount then in effect, after giving effect to any reductions thereof pursuant to Sections 3.1.2 and 3.1.4.

          ii   Unused Commitment Fee.  An Unused Commitment Fee computed at the rate per annum set forth in Section 1 on a portion of the unused Commitment Amount, calculated from the date hereof and payable monthly in arrears. For each month (or portion thereof) the Unused Commitment Fee shall be equal to: (i) seventy-five percent (75%) of the Commitment Amount (as in effect at the beginning of such month) minus (ii) the "average monthly outstandings" for the month (or portion thereof) with respect to which the unused commitment is being computed, with the resulting number multiplied by (iii) one-twelfth (1/12th) of the rate per annum set forth in
Section 1.

     As used herein, "average monthly outstandings" means the sum of the outstanding Loan balance at the end of each calendar day during the month (or portion thereof) for which the Unused Commitment Fee is being computed, divided by the number of days in that month (or portion thereof). If the Unused Commitment Fee is being computed for less than a full month, the percentage used in clause (iii) above shall be computed on a daily basis for the number of days for which the fee is being computed. Such fee shall continue to payable during the Conversion Period, until the Termination Date.

          iii Attorneys' Costs, Expenses, and Fees. Attorneys' costs, expenses, and fees for Bank's counsel as provided in the Loan Documents, payable on or before the date hereof and during the term of the Commitment, from time to time upon the presentation by Bank of statements therefor.

          iv   Appraisal Fees, Title Insurance Premium, and Other Costs,
Expenses, and Fees. Appraisal fees, appraisal review fees, title insurance premiums, and other costs, expenses, and fees that Borrower is obligated to pay pursuant to the Loan Documents, including without limitation, all fees and costs associated with periodic inspections of the Project, in the amounts specified by Bank, payable on or before the date hereof, and monthly thereafter during the term of the Commitment; provided, however, that Borrower shall be obligated to pay the cost of only four (4) periodic inspections of the Project in any twelve (12) month period.

     v    Mandatory Prepayments.  If for any reason at any time the
outstanding principal amount of Advances exceeds the Available Commitment, Borrower shall, within five (5) business days after receipt of notice from Bank, make a payment to Bank in an amount equal to the sum of (i) such excess principal, and (ii) accrued and unpaid interest thereon.

     CONDITIONS PRECEDENT

     i    Conditions Precedent to Effectiveness of this Agreement and to the
Effectiveness of the Commitment. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, in each case as determined by Bank in its absolute and sole discretion:

          i    Representations and Warranties Accurate.  The representations and warranties by each Loan Party in the Loan Documents are correct on and as of the date of this Agreement, as though made on and as of such date.

          ii   Documents.  Bank has received the following agreements,
documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

               `    Loan Documents. The Loan Documents, which shall include
all agreements, documents, and instruments specified by Bank.

               `    Corporation, Limited Liability Company, or Partnership
Documents. If any Loan Party is a corporation, a limited liability company, or a partnership, certified copies of (i) resolutions of its board of directors or, if all members or all general partners do not sign the Loan Documents, resolutions of the members of the limited liability company or partners of the partnership, as the case may be, authorizing such Loan Party to execute, deliver, and perform its Loan Documents and to grant to Bank the Liens and Encumbrances on the Collateral in the Loan Documents and certifying the names and signatures of the officer(s), member(s), manager(s), or partner(s), as the case may be, of such Loan Party authorized to execute the Loan Documents and, in the case of Borrower, to request Advances on behalf of Borrower, (ii) the certificate of incorporation and bylaws, limited liability company operating agreement, or partnership agreement, as the case may be, of such Loan Party and all amendments thereto, (iii), if any Loan Party is a general partnership or joint venture, the filed or recorded fictitious name certificate for such Loan Party and all amendments thereto, (iv), if any Loan Party is a limited partnership, the filed or recorded certificate of limited partnership of such Loan Party and all amendments thereto, and (v) a certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from the jurisdiction of formation or organization of such Loan Party.

               `    Insurance Policies.  The policies of insurance required
under the Loan Documents.

               `    Financial Statements.  Audited financial statements
prepared by independent certified public accountants acceptable to Bank, including, without limitation, a balance sheet, a cash flow statement, reconciliation of net worth, and a profit and loss statement of Borrower, for the twelve-month period ending May 31, 1994.

               `    Contracts.  If required by Bank, all executed contracts
relating to design and construction of the Units or Improvements between Borrower and any other Person (including, without limitation, each architect and each contractor or subcontractor for labor, material, or services).

               `    of Filings and Recordings.  Evidence of the completion
of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on the Collateral granted in the Loan Documents.

               `    Opinion Letter.  A favorable opinion from a law firm
representing Borrower covering such matters as Bank may require.

          iii Payment of Costs, Expenses, and Fees. All costs, expenses, and fees to be paid by the Loan Parties under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of the Advance have been paid in full.

          iv   Initial Approved Raw Land, Improved Lots and Units.  All
conditions precedent set forth in Section 4.2 hereof shall have been satisfied with respect to the Initial Approved Raw Land, Improved Lots and Units.

          v    Defaults.  No Event of Default or Unmatured Event of Default
shall have occurred and be continuing.

          vi   Other Actions by Loan Parties.  The Loan Parties have
performed such other actions as Bank may reasonably require.

     ii   Conditions Precedent to Approval of Raw Land, Improved Lots and
Units. After CHHC has acquired the stock of Borrower (as described in Section 3.1.1), Borrower may, from time to time, request Bank to approve additional Raw Land, Improved Lots and Units as Eligible Collateral, or to reclassify existing Raw Land, Improved Lots and Units. Reclassifications of Eligible Collateral will be reasonably approved by Bank so long as such Eligible Collateral satisfies the applicable requirements of this Agreement. Approvals of new Raw Land, Improved Lots and Units as Eligible Collateral shall be at Bank's absolute and sole discretion and Bank shall have no obligation to approve such Raw Land, Improved Lots or Units. In any event, Bank will only consider approval of Raw Land, Improved Lots and Units located in Florida (except the Initial Approved Raw Land, Improved Lots and Units, which are located in Arizona). When requesting consideration of new Raw Land, Improved Lots or Units as Eligible Collateral, and with respect to the Initial Approved Raw Land, Improved Lots and Units, Borrower shall deliver to Bank such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied, as determined by Bank in its absolute and sole discretion:

         i       Plat.  Borrower shall have delivered to Bank and Bank shall have approved one or more recorded plats, one of which covers each Improved Lot and Unit and, if applicable, each parcel of Raw Land. Each plat must contain a legal description of the land covered by the plat, must describe and show all boundaries of and lot lines within such land, all streets and other dedications, and all easements affecting such land, and must satisfy such additional requirements as Bank may prescribe in its absolute and sole discretion.

         ii      Survey.  Borrower shall have delivered to Bank and Bank
shall have approved one or more current surveys, one of which covers each parcel of Raw Land not covered by a plat described in Section 4.2.1. Each survey must be certified by, and stamped with the professional seal of, a surveyor or civil engineer satisfactory to Bank and licensed in the State in which the Raw Land is located. Each survey must satisfy the then current requirements for an ALTA or similar survey and such additional requirements as Bank may prescribe in its absolute and sole discretion.

         iii     Preliminary Title Report.  Borrower shall have provided to
Bank, and Bank shall have approved, in its absolute and sole discretion, one or more preliminary title reports, one of which covers each Unit, Improved Lot or parcel of Raw Land, by the Title Company, together with a copy of each Schedule B item.

         iv      Deed of Trust/Modification to Deed of Trust.  Borrower
shall have executed, delivered, acknowledged, and recorded Deeds of Trust (or modifications to existing Deeds of Trust) covering the Raw Land, Improved Lots and Units (together with any financing statements and assignments of declarant's rights required by Bank).

         v       Title Insurance.  Borrower shall have provided to Bank and
Bank shall have approved an American Land Title Association or similar loan policy or policies of title insurance or an endorsement to an existing title policy or policies or an irrevocable and unconditional commitment to issue such policy or policies or endorsement issued by the Title Company and a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust encumbering each such Improved Lot, Unit or parcel of Raw Land. Each such policy shall have a liability limit of not less than the Commitment Amount and shall provide coverage and otherwise be in form and substance satisfactory to Bank (including without limitation mechanic's lien coverage, comprehensive coverage, and revolving credit coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall be accompanied by such reinsurance and co-insurance agreements and endorsements as Bank may require in its absolute and sole discretion. Such policy must contain only such exceptions as are satisfactory to Bank in its absolute and sole discretion and must have attached such endorsements as Bank may require in its absolute and sole discretion.

         vi      Insurance Policies.  Borrower shall have provided to Bank
the policies of insurance required under the Loan Documents.

         vii     Assessments, Charges, and Taxes.  For Impositions that Bank has approved in writing in its absolute and sole discretion for payment in installments pursuant to the Deed of Trust, evidence that such installments are current and evidence of Borrower's future payment obligations. For all other Impositions and all utility and services charges, evidence that they have been paid in full.

         viii    No Contracts and No Commencement of Construction.  Except
as approved in writing by Bank, neither Borrower nor any other Loan Party nor any other Person on behalf of Borrower shall have (i) filed an affidavit of commencement or commenced construction of any Improvements or any Unit (including, without limitation, the clearing, grubbing, or staking of the land on which any such Unit is to be located), (ii) contracted for, purchased, or otherwise brought upon any such Collateral any materials specifically fabricated or otherwise to be incorporated in any Improvements or any Unit, (iii) entered into any construction contract relating to any Improvements or any Unit, or (iv) entered into any agreement, arrangement, or understanding the performance of which could or would give rise to a Lien or Encumbrance on any Raw Land, Lot or any Unit. The provisions of this
Section 4.2.8 shall not apply to Collateral that is being reclassified as another type of Collateral.

         ix      Contracts.  If required by Bank, Borrower shall have
delivered to Bank all executed contracts relating to design and construction of the Units or Improvements between Borrower and any other Person (including, without limitation, each architect and each contractor or subcontractor for labor, material, or services).

         x       Payment of Costs, Expenses, and Fees.  All costs, expenses, and fees to be paid by the Loan Parties under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of the Advance, including, without limitation recording, documentary stamp tax and intangible taxes, shall have been paid in full.

         xi      Other Actions by Loan Parties.  The Loan Parties have
performed such other actions as Bank may reasonably require.

   iii   Additional Conditions Precedent to the Inclusion of Each Parcel of
Raw Land, Each Improved Lot and Each Unit in Eligible Collateral. In addition to the conditions precedent for Advances herein, Borrower may include and maintain a parcel of Raw Land, an Improved Lot or a Unit in Eligible Collateral only if the following conditions precedent are satisfied, in each case as determined by Bank in its absolute and sole discretion, and provided Bank has inspected each such parcel of Raw Land, Improved Lot or Unit, which inspections Bank will be required to make only once in each Calendar Month on or before the tenth (10th) day of each Calendar Month:

         i       Conditions Previously Satisfied.  All of the conditions
precedent set forth in Section 4.2 shall have been satisfied with respect to each such parcel of Raw Land, Improved Lot or Unit.

         ii      Documents.  Bank has received the following agreements,
documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

                 `     Appraisal.  Either (i) a Unit Base Appraisal for the
respective type of Unit, valid as determined by Bank in its absolute and sole discretion, and, if requested by Bank, an updated Unit Base Appraisal for the respective type of Unit, (ii) an Improved Lot Appraisal for the Improved Lots in the respective Subdivision with the date of valuation within 120 days of the date of the request to include the Improved Lot in Eligible Collateral, (iii) a Raw Land/If Improved Appraisal for parcels of Raw Land, with the date of valuation within 120 days of the date of the request to include the Raw Land in Eligible Collateral. The Unit Base Appraised Value, Improved Lot Appraised Value, or Raw Land/If Improved Appraised Value for the respective Collateral shall have been approved by Bank in its absolute and sole discretion.

                 `     Unit Budget.  A Unit Budget for the respective type
of Unit.

                 `     Unit Plans and Specifications.  Unit Plans and
Specifications for the respective type of Unit.

                 `     Purchase Contract.  If such Unit is a Presold Unit, a
copy of a Purchase Contract for such Unit.

                 `     Construction.  At the request of Bank, evidence that
construction has commenced or been completed on the Unit or the Improvements, as applicable.

                 `     Environmental Questionnaire.  The form of
environmental questionnaire requested by Bank, fully completed and duly executed by Borrower. The answers to the questions in the questionnaire must be satisfactory to Bank in its absolute and sole discretion.

                 `     Environmental Assessment.  If required by Bank, a
report of an environmental assessment of each parcel of Raw Land, Improved Lot and Unit addressed to Bank by an environmental engineer acceptable to Bank containing such information, results, and certifications as Bank may require, in its absolute and sole discretion. Depending upon the results of the environmental assessment, Borrower shall also provide such follow up testing, reports, and other actions as may be required by Bank in its absolute and sole discretion. The contents of the environmental assessment report and any follow up must be satisfactory to Bank in its absolute and sole discretion. All environmental reports shall be the sole property of Bank. Bank shall have no obligation to release any environmental report to Borrower or any other Person.

                 `     Flood Zone.  Evidence as to whether (i) each parcel
of Raw Land, Improved Lot and Unit is located in an area designated by the United States Department of Housing and Urban Development as having special flood or mudslide hazards, and (ii) the community in which each such parcel of Raw Land, Improved Lot and Unit is located is participating in the National Flood Insurance Program.

                 `     Services.  Evidence, which may be in the form of
letters from local utility and other service companies or local Governmental Authorities, that (i) telephone service, electric power, garbage removal, storm sewer, sanitary sewer, water, and any other services or utilities required by Bank exist at the boundary of each parcel of Raw Land, Improved Lot and Unit and are available thereto, (ii) such services and utilities are adequate to serve such property, and (iii) no conditions exist to affect Borrower's or any subsequent owner's right to connect to, to obtain, and to have unlimited use of such services and utilities, except for the payment of a normal connection charge and except for payment of subsequent charges for such services and utilities to the service or utility supplier.

                 `     Improvements.  Evidence for each Improved Lot and
Unit that all Improvements have been installed and accepted by the applicable Governmental Authorities, and Bank has received written evidence acceptable to Bank from Bank's inspector(s) or from Bank's employee(s) that construction of the Improvements complies with plans and specifications previously approved by Bank.

                 `     Soils Tests.  If required by Bank, a soils test
report addressed to Bank prepared by a licensed soils engineer acceptable to Bank showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the foundations of the Units.

                 `     Bonds.  If required by Bank, payment, performance,
materials, delivery, or other bonds in form and substance and issued by companies satisfactory to Bank in its absolute and sole discretion.

                 `     Other Items.  Such other agreements, documents, and
instruments as Bank may reasonably require (including, without limitation, if required by Bank, a copy of the zoning for the Lots, all related stipulations, and the zoning ordinances; a copy of all conditions, covenants, and restrictions related to the Lots; a copy of any public reports or disclosures required under applicable state or federal law; a copy of the architectural committee approval and any other approvals required under the conditions, covenants, and restrictions).

         iii     Defaults.  No Event of Default or Unmatured Event of
Default shall have occurred and be continuing.

         iv      Other Actions by Loan Parties.  The Loan Parties have
performed such other actions as Bank may reasonably require.

   iv    Additional Conditions Precedent to Advances.  Bank shall be obligated to make an Advance or to issue a Letter of Credit only upon satisfaction by Borrower of the following additional conditions precedent, as determined by Bank in its absolute and sole discretion:

         i       Representations and Warranties Accurate.  The
representations and warranties by each Loan Party in the Loan Documents are correct on and as of the date of the Advance or the date of issuance of the Letter of Credit, as though made on and as of such date, and after giving effect to such Advance or issuance.

         ii      Defaults.  No Event of Default or Unmatured Event of
Default shall have occurred and be continuing both before and after giving effect to such issuance or Advance.

         iii     Draw Request.  Borrower shall have delivered or sent by
facsimile to Bank a Draw Request for such Advance. Bank shall not be required to make any requested Advance before one (1) Business Day after receipt of the Draw Request.

         iv      Letters of Credit.  With respect to any Letter of Credit,
Borrower shall have complied with the terms and conditions of Section 3 hereof.

         v       Title Policy Endorsements.  If required by Bank in its
absolute and sole discretion, Bank has received (i) such continuation endorsements and date-down endorsements to the Title Policies, in form and substance satisfactory to Bank in its absolute and sole discretion, as Bank determines necessary to insure the priority of the Deed of Trust as a valid first lien on the Raw Land, Improved Lots, and the Units described therein as of the date of and including the amount covered by the requested Advance, or (ii) an unconditional, irrevocable written commitment by the Title Company to issue such endorsements. Borrower has furnished to the Title Company such surveys and other documents and information as Bank or the Title Company may require for the Title Company to issue such endorsements.

         vi      Inspection Report.  Bank has received written evidence
acceptable to Bank from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank (i) that construction of the Unit complies with the respective Plans and Specifications, and (ii) that Borrower has completed the Unit to the stage necessary to obtain the requested Advance.

         vii     Foundation Endorsement.  If required by Bank in its
absolute and sole discretion, and if available under applicable law, after completion of the foundation of any Unit and before any further Advances for such Unit, Bank has received a foundation endorsement with respect to such foundation to be attached to the applicable Title Policy. This endorsement shall insure that the foundation is within the boundary line of the respective Lot, does not violate any applicable covenants, conditions, restrictions, agreements, or other items described in the Title Policy or otherwise applicable to the Lot or the applicable subdivision, and does not encroach upon any easements, rights of way, or other rights affecting or applicable to the Lot or the applicable subdivision or any part thereof.

         viii Approvals and Inspections by Governmental Authorities. As required by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of the infrastructure or the Unit have been obtained and Bank has received evidence thereof satisfactory to Bank.

         ix      Payment of Costs, Expenses, and Fees.  All costs, expenses, and fees to be paid by the Loan Parties under the Loan Documents on or before the Advance have been paid in full.

Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be effective only if (i) it is in writing executed by Bank, (ii) it specifically identifies the condition precedent, and (iii) it states whether the condition precedent is waived as a requirement of the effectiveness of this Agreement, as a requirement of the effectiveness of the Commitment, or as a requirement for a particular Advance or Letter of Credit, or otherwise. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. If Borrower is unable to satisfy any condition precedent of an Advance or a Letter of Credit, the making of the Advance or the issuance of the Letter of Credit shall not preclude Bank from thereafter declaring the condition or event causing such inability to be an Event of Default.

   BORROWER REPRESENTATIONS AND WARRANTIES.

   i     Closing Representations and Warranties.  Borrower represents and warrants to Bank as of the date of this Agreement:

         i       Corporate, Limited Liability Company, or Partnership
Existence and Authorization. If Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents. The execution, delivery, and performance by Borrower of the Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation and bylaws, the limited liability company operating agreement, or the partnership agreement of Borrower, as the case may be.

         ii      No Approvals etc.  No approval, authorization, bond,
consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents, except for the approval of NationsBank of Florida, which approval has been received by Borrower.

         iii     No Conflicts.  The execution, delivery, and performance by
Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals and Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

         iv      Execution and Delivery and Binding Nature of Borrower Loan
Documents. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

         v       Accurate Information.  All information in any loan
application, financial statement, certificate, or other document, and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change relative to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower were prepared in accordance with the requirements in Section 1 and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby. The fiscal year of Borrower is as set forth in Section 1.

         vi      Purpose of Advances.  The purpose of Advances is to pay
interest and fees due under the Loan Documents and to pay or reimburse Borrower for costs, expenses, and fees actually incurred by Borrower in connection with the acquisition of Raw Land, Improved Lots or Units, the construction of Improvements, the construction of Units, and other costs incurred by Borrower in the ordinary course of Borrower's business, as Bank may approve in its reasonable discretion. The purpose of Advances is a business purpose and not a personal, family, or household purpose, and no portion of the Collateral is being used or claimed as Borrower's residential or business homestead.

         vii     Legal Proceedings; Hearings, Inquiries, and Investigations.
Except as disclosed to Bank in writing prior to the date of this Agreement,
(i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and to the best knowledge of Borrower, there exist no facts that would form any basis for any of the foregoing, and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority (other than in connection with customary zoning and platting).

         viii    No Event of Default or Unmatured Event of Default.  No
Event of Default and no Unmatured Event of Default has occurred and is continuing.

         ix      Approvals and Permits; Assets and Property.  Borrower has
obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of the business of the Borrower, provided that Borrower may not have obtained all of the Approvals and Permits necessary for the construction of Improvements and Units. Borrower owns or leases all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property are not subject to any Liens and Encumbrances, other than the Permitted Exceptions.

         x       Taxes.  Borrower has filed or caused to be filed all tax
returns (federal, state, and local) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest or penalties).

         xi      ERISA.  Borrower is in compliance with ERISA.  No
Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

         xii     Compliance with Law.  Neither Borrower nor the Project is
in violation of any law, ordinance, regulation, or rule (federal, state, or local).

         xiii    Unit Budgets and Unit Plans and Specifications.  Each Unit
Budget contains all costs, expenses, and fees to be incurred by Borrower in connection with Units of the respective Unit plan type. Each Unit Plans and Specifications and related working drawings are an accurate and complete description of the respective Unit type.

   ii    Representations and Warranties Upon Requests for Advances.  Each
request for an Advance shall be a representation and warranty by Borrower to Bank that the representations and warranties in this Section 5 are correct and complete as of the date the Advance and that the conditions precedent in
Section 4 are satisfied as of the date of the Advance.

   iii   Representations and Warranties Upon Delivery of Financial
Statements, Documents, and Other Information. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

   BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

   i     Corporate, Limited Liability Company, or Partnership Existence.
If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall continue to be validly existing, and in the case of a corporation or a limited liability company in good standing, under the law of the jurisdiction of its organization or formation.

   ii    Books and Records; Access By Bank.  Borrower will maintain a single, standard, modern system of accounting, in accordance with the requirements in Section 1 (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with good accounting practices. During business hours Borrower will give representatives of Bank access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents.

   iii   Information and Statements.  Borrower shall furnish to Bank the following information and statements, each of which shall, unless otherwise indicated, be signed on behalf of Borrower by the person(s) then authorized to request Advances on behalf of Borrower pursuant to Section 1:

         i       Fiscal Period Financial Statements.  As soon as available
and in any event within the number of days set forth in Section 1 after the end of each fiscal period of Borrower set forth in Section 1, except the last period in each fiscal year of Borrower:

                 `     Monthly Statements.  Copies of the balance sheet and
income statements of Borrower, together with such supporting schedules as required by Bank, as of the end of such fiscal period and for the portion of the fiscal year of Borrower ending with such fiscal period, in each case setting forth in comparative form the figures for the corresponding period for the preceding fiscal year, all in reasonable detail, prepared in accordance with the requirements in Section 1, containing the certifications specified in Section 1, and signed on behalf of Borrower by a person named in Section 1.

                 `     Quarterly Statements.  Copies of the balance sheet
and income statement of Borrower, together with such supporting schedules as required by Bank, for the fiscal period and for the portion of the fiscal year of Borrower ending with such fiscal period, in each case setting forth in comparative form the figures for the corresponding period for the preceding fiscal year, and a twenty-four (24) month projection of cash flow for Borrower, all in reasonable detail, prepared in accordance with the requirements in Section 1, containing the certifications specified in
Section 1, and signed on behalf of Borrower by a person named in Section 1.

         ii      Annual Financial Statements.  As soon as available and in
any event within the number of days set forth in Section 1 after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with the requirements in Section 1, containing the certifications specified in
Section 1, and signed on behalf of Borrower by a person named in Section 1. Borrower's annual financial statements shall also be accompanied by Borrower's budget and business plan for each of the upcoming two (2) fiscal years, all in reasonable detail and containing such information as Bank may request. The budget and business plan shall be signed on behalf of Borrower by a person named in Section 1.

         iii     Closing Report.  On each Business Day, a report of all
Unit, Improved Lot, and Raw Land sales closed on the previous Business Day, in form and substance satisfactory to Bank, which report shall be supported by settlement statements given to Bank within five (5) days thereafter relating to each Unit, Improved Lot, and Raw Land sale, together with a reconciliation of the most recently submitted Borrowing Base Report and recalculation of Eligible Collateral after giving effect to such closings. For purposes of this paragraph, a sale will be deemed to have closed when Title Company has received all funds necessary to close the sale and to pay Bank all sums owed to Bank pursuant to Section 3.3.7.

         iv      Sales Reports and Inventory Reports.  As soon as the same
are available, and in any event within ten (10) days after the end of each Calendar Month, (i) a monthly report showing sales of Units, Improved Lots, and Raw Land during the preceding month, and (ii) a monthly report showing
(A) the inventory of Units under construction and Improved Lots as of the end of the preceding Calendar Month, and (B) Units and Improved Lots in progress as of the end of the preceding Calendar Month. Such reports shall contain such detailed information as Bank may require.

         v       Backlog Report.  Within ten (10) days after the end of each
Calendar Month, a backlog report, effective as of the end of such Calendar Month, reflecting the number of Units then under construction pursuant to contracts for sale, at the request of Bank, the anticipated delivery date of all such Units, and the aggregate value of such Units upon completion thereof.

         vi      Gross Profit Analysis.  Within thirty (30) days after the
end of each Calendar Month, an analysis of gross profit and a profit and loss statement for each Subdivision, as of the end of such Calendar Month, and cumulatively for the calendar year.

         vii     Borrowing Base Report.  Within fifteen (15) days after the end of each Calendar Month, a Borrowing Base Report in form and content satisfactory to Bank, showing for each parcel of Raw Land, Improved Lot and Unit that is part of the Project, the following:

                 `     All Collateral.  With respect to all Collateral, (i)
the address, (ii) the subdivision name, (iii) the date of the first Advance against such Unit, Improved Lot, or Raw Land in Eligible Collateral, (iv) the Maximum Allowed Advance for such Units, Improved Lots, or parcels of Raw Land, including a designation of all applicable percentages used to calculate the Maximum Allowed Advance, (v) a separate summary of new starts for Unit construction, (vi) the Raw Land Costs and Development Costs related to each parcel of Raw Land, the Lot Costs related to each Improved Lot, and the Lot Costs related to each Unit, and (vii) a separate summary of all Collateral not included in Eligible Collateral.

                 `     Raw Land.  With respect to each parcel of Raw Land,
(i) Raw Land/If Improved Appraised Value, (ii) Development Costs expended to date, (iii) number of projected lots, (iv) percentage of construction complete, and (v) anticipated completion date for Improvements.

                 `     Improved Lots.  With respect to each Improved Lot,
(i) the Lot number and the Subdivision as indicated on the recorded plat of the Subdivision, and (ii) Improved Lot Appraised Value.

                 `     Units.  With respect to each Unit, (i) the Lot number
as indicated on the recorded plat of the Subdivision, (ii) the Unit plan type, (iii) whether the Unit is a Presold Unit, a Spec Unit or a Model Unit,
(iv) the Unit construction budget, (v) percentage of completion, (vi) the Unit Base Appraised Value, (vii) the selling price of the Unit or the amount of the Purchase Contract, as applicable, (viii) the estimated closing date of the sale of the Unit, if the Unit is a Presold Unit, (ix) the maximum Advance against the Unit based upon the stage of completion (the Unit Collateral Value), and (x) the Unit Total Cost.

         viii    Collateral Certificate.  Within fifteen (15) days after the end of each Calendar Month, a Collateral Certificate (which accompanies the Borrowing Base Report for such month) in form and substance satisfactory to Bank setting forth the following:

         (a) The information required to be shown on the Borrowing Base Report, together with a designation of each parcel of Raw Land, Improved Lot and Unit included in Eligible Collateral.

         (b) The total number of Letter of Credit Subcommitments and the amount of each Letter of Credit Subcommitment.

         ix      Other Indebtedness.  Within forty-five (45) days after the end of each fiscal quarter, a Certificate in form and substance satisfactory to Bank stating that Borrower is in compliance with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents and any other Debt owed by Borrower to any other Person.

         x       Land Holdings.  Within forty-five (45) days after the end
of each fiscal quarter, a detailed schedule of all land owned by Borrower setting forth, without limitation, the location and book value of all such holdings.

         xi      Certificate of Compliance.  A certificate in form and
substance satisfactory to Bank that Borrower is in compliance with all financial covenants set forth in Sections 6.22 and 7.3. Such certificate shall accompany Borrower's quarterly and annual financial statements required in Section 6.3.1 and 6.3.2.

         xii     Other Items and Information.  Such other information
concerning Borrower, the Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Bank reasonably requests from time to time. In this regard, immediately upon request of Bank, Borrower shall deliver to Bank counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Project or under which Borrower claims title to any materials or supplies used or to be used in the Project. Also, in this regard, immediately upon request of Bank, Borrower shall deliver to Bank a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for the Project.

   iv    Law; Judgments; Material Agreements; Approvals and Permits.
Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, the Project, or the assets, business, operations, or property of Borrower. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, the Project, or any of the other assets or property of Borrower is bound or affected. Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower in the Project.

   v     Taxes and Other Indebtedness.  Except for Impositions being contested in accordance with the Deed of Trust and except for Impositions that Bank has agreed in its absolute and sole discretion may be paid in installments as provided in the Deed of Trust, Borrower shall pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it, or upon the Note, any Deed of Trust, or the indebtedness evidenced or secured thereby, (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (iii) all its other indebtedness.

   vi    Assets and Property.  Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) (including, without limitation, the Project) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

   vii   Insurance.  The following insurance shall be obtained and
maintained and all related premiums shall be paid as they become due:

         i       Property.  Insurance of the Project against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the amount set forth in Section 1. During the period of construction of the Project, such policy shall be written in the so-called "Builder's Risk Completed Value Non-Reporting Form," on an all-risks basis, with no coinsurance requirement except as approved by Bank, and shall contain a provision granting the insured permission to complete and/or occupy the Project.

         ii      Liability.  Commercial general liability insurance
protecting Borrower and Bank against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than the respective amounts specified in Section 1 per occurrence and general aggregate. Also, "umbrella" excess liability insurance in an amount not less than the amount set forth in Section 1. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrower and Bank against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by Borrower, any contractor, any subcontractor, or any other Person in any manner related to the Project with a limit of liability of not less than the amount set forth in Section 1 (combined single limit for personal injury (including bodily injury and death) and property damage).

         iii     Flood.  A policy or policies of flood insurance in the
maximum amount of flood insurance available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to the Bank that no portion of the Project is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

         iv      Workman's Compensation.  Workman's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower, any contractor, and any subcontractor located on or assigned to the Project. Borrower shall cause each contractor and each subcontractor having employees located on or assigned to the Project to obtain and maintain this same coverage for all eligible employees.

         v       Engineer.  If required by Bank, each engineer, each soils
engineer, and each environmental contractor employed by Borrower in connection with the Project shall maintain engineer's professional liability insurance with a limit of liability of not less than the amount approved by Bank. Each policy shall permit claims for a period of not less than three
(3) years after the completion of the Project.

         vi      Architect.  If required by Bank, each architect employed by
Borrower in connection with the Project shall maintain architect's professional liability insurance with a limit of liability of not less than the amount approved by Bank. This policy shall permit claims for a period of not less than three (3) years after the completion of the Project.

         vii     Additional Insurance.  Borrower shall obtain and maintain
such other policies of insurance as Bank may request in writing.

         viii    Other.  All policies for required insurance shall be in
form and substance satisfactory to Bank in its absolute and sole discretion. Unless otherwise agreed by Bank in advance in its absolute and sole discretion, required insurance may not be provided under any blanket insurance policy. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and approved by Bank. Such companies must be authorized to write such insurance in the states of Florida and Arizona. Each company shall be rated "A" or better by A.M. Best Co., in Bests' Key Guide, or such other rating acceptable to Bank in Bank's absolute and sole discretion. All property policies evidencing required insurance shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance shall name Bank as additional insured. The policies shall not be cancelable as to the interests of the Bank due to the acts of Borrower. The policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Bank.

         ix      Evidence.  The original or a certified copy of each
insurance policy or, if acceptable to Bank in its absolute and sole discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Bank, together with proof of the payment of the premiums thereof. At least fifteen (15) days prior to the expiration of such policies, Borrower shall furnish Bank evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Bank in its absolute and sole discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 6.7.

   viii Subordination of Other Indebtedness. The indebtedness of Borrower described in Section 1 shall be subordinated to the Obligations of Borrower in a manner satisfactory to Bank. So long as no Event of Default or Unmatured Event of Default has occurred, Borrower shall be entitled to repay such indebtedness in the ordinary course of business.

   ix   ERISA.  Borrower will fund each Defined Benefit Plan and Defined
Contribution Plan (as such terms are defined in ERISA) established or maintained by Borrower so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

   x    Appraisals.  Bank shall have the right to order Unit Base
Appraisals, Raw Land/If Improved Appraisals and Improved Lot Appraisals from time to time. Each Appraisal is subject to review and approval by Bank. Borrower agrees upon demand by Bank to pay to Bank the cost and expense for such Appraisals and a fee determined by Bank for review of each such Appraisal by Bank. All FNMA appraisals or other appraisals of Units accepted by Bank that do not have a specific expiration date shall be updated at Bank's request. Based on the updated, respective Unit Base Appraised Value, Raw Land/If Improved Appraised Value and Improved Lot Appraised Value approved or determined by Bank in its absolute and sole discretion, Bank shall have the right to revise the Unit Budget and the Maximum Allowed Advances applicable to any Mandatory Collateral at any time. If the outstanding principal amount of Advances exceeds the available Commitment as a result of such revision, then Borrower shall be required to make a mandatory prepayment to Bank pursuant to Section 3.5.

   xi   Commencement and Completion.  As requested by Bank, Borrower shall cause construction of Improvements and Units to be prosecuted and completed in good faith, with due diligence, and without delay. Borrower may commence construction of Improvements and Units at any time. Each Unit shall be fully completed and ready for occupancy not later than the respective Unit Completion Date or shall be excluded from Eligible Collateral on the respective Unit Completion Date. Borrower shall obtain the issuance of a permanent certificate of occupancy or other equivalent permit required by the applicable Governmental Authority and, if requested by Bank, deliver a copy thereof to Bank on or before the respective Unit Completion Date. Borrower shall cause Units to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all applicable Requirements, and (iii), unless otherwise consented to by Bank in advance in writing in the absolute and sole discretion of Bank, in accordance with the respective Unit Plans and Specifications. Upon demand by Bank, Borrower shall correct any defect in the Units or any departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the respective Unit Plans and Specifications. Borrower understands and agrees that inspection of the Units by or on behalf of Bank, the review by Bank of Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under Section 6.13, and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this Section 6.11.

   xii Title Insurance. If Title Company pays any claims under any Title Policies, Borrower will take any and all actions necessary to cause the total liability under the Title Policies to remain at or to be increased to the Commitment Amount notwithstanding the payment of such claim or claims, including without limitation, providing any supplemental Title Policies or endorsements or reinsurance agreements if requested by Bank, the cost of which shall be paid by Borrower. Upon payment of any such claims, Borrower will obtain and provide to Bank any and all documentation reasonably requested by Bank to ensure that the maximum coverage provided for hereunder shall not have been diminished as a result of the payment of such claims.

   xiii Rights of Inspection; Correction of Defects; Agency. Bank and its agents, employees, and representatives shall have the right at any time and from time to time to enter upon the Project in order to inspect the Project. If Bank, in its judgment, determines that any materials or work do not conform with the respective Unit Plans and Specifications or with any applicable Requirements or are otherwise not in conformity with sound building practice, Bank shall have the right to stop the work and to order replacement or correction of any such materials or work regardless of whether or not such materials or work have theretofore been incorporated in the Units, regardless of whether Bank's representatives have previously inspected such work or materials, and regardless of whether Bank has previously made Advances to pay for such work or materials. Borrower shall promptly make such replacement or correction. Inspection by Bank or by Bank's inspectors of the Project or the Units is for the sole purpose of protecting the security of Bank and is not to be construed as a representation by Bank that there has been compliance with the Unit Plans and Specifications or the applicable Requirements or that the Units are free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection. Borrower hereby appoints and authorizes Bank, as Borrower's agent and attorney-in-fact, to record any notices of completion, cessation of labor, and other notices that Bank determines to be necessary to record to protect any interest of Bank under the Loan Documents. This agency and power of attorney is coupled with an interest and is irrevocable. Based on any such inspections, Bank shall have the right in its absolute and sole discretion to revise the Unit Budget and the Maximum Allowed Advances applicable to any Raw Land, Improved Lot or Unit at any time. If the outstanding principal amount of advances exceeds the Available Commitment as a result of such revision, then Borrower shall be required to make a mandatory prepayment to Bank pursuant to Section 3.5.

   xiv Miscellaneous. Any inspections or determinations made by Bank or lien waivers, receipts, or other agreements, documents, and instruments obtained by Bank are made or obtained solely for Bank's own benefit and not in any way for the benefit or protection of Borrower. Bank may accept and rely on any information from Architect, any other Person providing labor, materials, or services for Improvements or Units, Borrower, or any other Person as to labor or materials furnished or incorporated in the Improvements or Units and the cost and payment therefor and as to all other matters relating to construction of Improvements or the Units and the Project without the necessity of verifying such information. Bank has no obligation to Borrower to ensure compliance by Architect or any other Person in carrying out construction of the Improvements or Units.

   xv   Verification of Costs.  Bank shall have the right at any time and from time to time to review and verify all costs, expenses, and fees in each Unit Budget. Based on its review and verification of costs, expenses, and fees in each Unit Budget, Bank shall have the right to adjust any and all such budgeted amounts.

   xvi Use of Proceeds of Advances. Borrower shall use proceeds of Advances only for the purposes described in Sections 3.3.2 and 5.1.6.

   xvii Cross-Collateralization. At Bank's request at any time and from time to time, Borrower agrees to execute and deliver such additional agreements, documents, and instruments as Bank determines to be necessary or appropriate so that all Collateral shall also secure any or all (as determined by Bank) other obligations of Borrower to Bank and/or so that any or all property, interests in property, and rights to property selected by Bank securing other obligations of Borrower to Bank also secure the Obligations. Borrower agrees to pay all costs, expenses, and fees incurred by Bank in connection with any and all such cross-collateralization requests by Bank (including, without limitation, taxes, costs, expenses, and fees of Bank's attorneys).

   xviii Lender's Inspector(s). Borrower agrees that during construction of Units, Bank shall have the right to employ an outside inspector or inspectors who shall review as agent for Bank all construction activities undertaken in regard to Units and who shall prepare reports of such reviews. Alternatively, Bank may elect to have employees of Bank perform such reviews and prepare such reports. In addition, the employees of Bank will review the inspection reports of any outside inspector(s), will review Draw Requests, will perform other activities related to Draw Requests, and will perform other activities in administering and monitoring the Advances.

   xix Further Assurances. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

   xx   Costs and Expenses of Borrower's Performance of Covenants and
Satisfaction of Conditions. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

   xxi Payment of Net Sales Proceeds. Borrower shall, upon the closing of a sale of any Unit, Improved Lot or parcel of Raw Land, pay to Bank for application to the outstanding unpaid aggregate amount of Advances hereunder, an amount equal to the Net Sales Proceeds from such sale and, if applicable, any Shortage. To the extend that such Net Sales Proceeds are held by Title Company or any other Person, Borrower shall take all action requested by Bank to cause such Net Sales Proceeds to be paid directly to Bank. If Borrower collects or receives any such Net Sales Proceeds, Borrower shall forthwith, upon receipt, transmit and deliver the same to
Bank, in the form of cash.   Any such amounts which may be so received by
Borrower will not be commingled with any other of Borrower's funds or property, but will be held separate and apart from Borrower's own funds or property and upon express trust for Bank until delivery is made to Bank.

   xxii Financial Covenants.  Borrower shall maintain, at all times:

        i      Tangible Net Worth.  Tangible Net Worth in an amount not less than $24,000,000.00 as of November 30, 1994, and increasing thereafter during each fiscal quarter (with the first such fiscal quarter commencing December 1, 1994) by an amount equal to fifty percent (50%) of Borrower's net profit after tax, as shown on Borrower's quarterly financial statements delivered to Bank pursuant to Section 6.3.1.2 for the immediately preceding fiscal quarter.

        ii     Debt to Tangible Net Worth Ratio.  A Debt to Tangible Net
Worth Ratio of not more than 1.4 to 1.

        iii    Spec and Model Limit.  An inventory of Spec Units and Model
Units that in the aggregate does not exceed the number of Presold Units.

   xxiii       Construction and Sales Records.  Borrower shall, at all
times, maintain complete and accurate records of Borrower's construction and sales activities and shall, upon prior notice thereof by Bank, permit Bank to review such records upon request by Bank at any time and from time to time during regular business hours. Such records shall include, without limitation, (i) any and all documents, instruments, contracts and agreements relating to the construction or sale of Units or Improvements entered into by Borrower with or for the benefit of purchasers, contracts, subcontractors, or other Persons, as applicable, (ii) lien waivers and releases with respect to all construction in place, (iii) requests for disbursement and voucher submitted by contracts, subcontractors, or other Persons, and (iv) all permits, licenses and approvals necessary for the continuation and completion of construction.

   BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

   i    Corporate, Limited Liability Company, and Partnership Restrictions.
If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall not issue any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower or grant any option, right-of-first-refusal, warrant, or other right to purchase any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower, except to CHHC. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be. If a corporation, Borrower shall not reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into Borrower. If a limited liability company, Borrower shall not consolidate or merge with any corporation, any other limited liability company, or any other legal entity.

   ii   Change in or Reacquisition of Ownership Interests in Borrower.  In
addition to any requirement in any other Loan Document, if Borrower is a corporation, a limited liability company, or a partnership, Borrower will not repurchase any capital stock of or any limited liability company interest or partnership interest in Borrower or any option, right-of-first refusal, warrant or other right to purchase any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower. In addition, Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement any change in the legal or beneficial ownership of any capital stock of or limited liability company interest or partnership interest in Borrower, without the prior written consent of Bank in its absolute and sole discretion.

   iii Other Indebtedness. Borrower shall not grant a Lien or Encumbrance on any asset of Borrower as security for any Debt except (i) pursuant to this Agreement; (ii) the Liens and Encumbrances granted by Borrower to NationsBank of Florida encumbering property located in Florida and securing repayment of that promissory note in the original principal amount of $20,000,000.00, to be executed by Borrower in connection with CHHC's acquisition of the stock of Borrower, and which will be payable to NationsBank of Florida; and (iii) Nonrecourse Debt and/or Seller Financing not to exceed in the aggregate $2,500,000.00 at any time. For purposes of this Section 7.3, Debt specifically includes any indebtedness of Borrower subordinated to the Obligations of Borrower pursuant to Section 6.8.

   BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK. No Person, other than Borrower and Bank, shall have any rights hereunder or be a third-party beneficiary hereof. Bank is not a joint venturer or a partner with Borrower. Prior to an Event of Default and thereafter until Bank elects in writing to assume specific obligations of Borrower, Bank shall not be obligated to any Person providing labor, materials, or other services for the Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

   PUBLICITY. Bank shall have the right to place one or more signs on the Lots at location(s) visible from public street(s) indicating that Bank has provided financing for the Project.

   NO BROKERS. Except as disclosed by Borrower to Bank in writing prior to the date of this Agreement, each of Borrower and Bank represent and warrant to the other that it knows of no broker's or finder's fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

   PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

   ASSUMED NAMES. Borrower acknowledges that Borrower sometimes does business under the name Heftler Homes. For purposes of the Loan Documents, "Borrower" shall mean Heftler Realty Co. and Heftler Realty Co. doing business under each and all of the assumed names for Borrower described in this Section 12.

   COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

   COMPLETE AGREEMENT. The written Loan Documents represent the final agreement and reflect the reasonable expectations of the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

   CHOICE OF LAW. The Loan Documents shall be governed by the laws of the State of Arizona, without giving effect to conflict of laws principles, except that the laws of the State of Florida shall govern the creation, attachment, perfection, priority, and foreclosure of liens on the Collateral located in Florida, and except to the extent such laws are preempted by applicable federal laws.

  SAVINGS CLAUSE. This Agreement and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by the Note. If at any time from any circumstance whatsoever, fulfillment of any provision hereof shall render usurious, or if the applicable law is ever revised, repealed or judicially interpreted so as to render usurious, any amount called for under the Note, this Agreement, or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Note, or if Bank's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of the Note (or, if the Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under the Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law, for the purpose of determining the Maximum Rate. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

DATED as of the date first above stated.

                                        BANK ONE, ARIZONA, NA,
                                        a national banking association



                                        By:  /s/Rhonda R. Williams
                                             -------------------------------
                                        Name:   Rhonda R. Williams
                                                ----------------------------
                                        Title:  Assistant Vice President
                                                ----------------------------


                                        HEFTLER REALTY CO., a Florida
                                        corporation



                                        By:  /s/Roger Heftler
                                             -------------------------------
                                        Name:   Roger Heftler
                                                ----------------------------
                                        Title:  Secretary
                                                ----------------------------

                                  EXHIBIT A

                              TO LOAN AGREEMENT

                   PERSONS AUTHORIZED TO REQUEST ADVANCES


NAME                 SIGNATURE

Roger Heftler        /s/Roger Heftler
- - -------------        ------------------------------------------------------

Joel B. Kovin        /s/Joel B. Kovin
- - -------------        ------------------------------------------------------

- - -------------        ------------------------------------------------------

- - -------------        ------------------------------------------------------